DEAN HELLER                                        FILED #  C 6214-93
SECRETARY OF STATE                                    OCT 04 2004
204 NORTH CARSON STREET, SUITE 1                    IN THE OFFICE OF
CARSON CITY, NEVADA 89701-4298                      /S/ DEAN HELLER
(775) 684 5708                              DEAN HELLER, SECREATRY OF STATE
WEBSITE: SECRETARYOFSTATE.BIZ

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     CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)
-----------------------------------

Important: Read attached instructions        ABOVE SPACE FOR OFFICE USE ONLY.
before completing form.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of corporation:
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GATEWAY DISTRIBUTORS, LTD.
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2.   The articles have been amended as follows (provide article numbers, if available):
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Paragraph 1 of Article IV, As previously amended, is hereby amended to read as follows:

The total number of shares which the Company is authorized to issue is 25,400,000,000, of which 25,000,000,000 shall be common shares, par value $0.001 per share, and 400,000,000 shall be preferred shares, par value $0.001 per share.


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3.   The  vote  by  which  the  stockholders  holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 4,996,011,854 shares of
                                                       -----------------------
common stock
------------
                                           -------------------------------------
4.     Effective date of filing (optional):     10/4/04
                                           -------------------------------------
                (must not be later than 90 days after the certificate is filed)

5.   Officer Signature (required):  [ILLEGIBLE]
                                  ----------------------------------------------

If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied               Nevada Secretary of State AM 78.385
by appropriate fees.                                                 Amend 2003
See attached fee schedule.                                 Revised on: 11/03/03


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